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SCHEDULE 14A

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August 12, 2021

AeroFarms Announces Midwest Expansion with New Farm in St. Louis Region

Indoor vertical farm expansion scales AeroFarms’ proprietary AgTech to meet consumer and retailer demand in the Midwest

NEWARK, N.J.--(BUSINESS WIRE)--AeroFarms, a Certified B Corporation and leader in indoor vertical farming, today announced its plan to expand to the Midwest region as part of a project with World Wildlife Fund (WWF) and the St. Louis Controlled Environment Agriculture Coalition (STLCEA) to demonstrate innovative strategies to minimize the environmental footprint of indoor agriculture. The greater St. Louis MO-IL Metropolitan Statistical Area (MSA) was selected as a key market and innovation hub for indoor vertical farming and AgTech development.

The 150,000 square foot indoor vertical farm, AeroFarms’ largest to date, will be strategically located in the greater St. Louis area to provide AeroFarms with rapid access to retail partners throughout the Midwest. AeroFarms will deploy its latest generation of proprietary growing technology at the farm, which will generate yields up to 390 times greater productivity per square foot annually, compared to traditional field farming, while using up to 95% less water and zero pesticides.

AeroFarms starts by selecting the most flavorful varietals of leafy greens, then perfects them in its proprietary indoor vertical farms for optimal quality, color, nutrition, texture, taste, and yield. AeroFarms has trademarked Vertical Farming, Elevated Flavor™ to highlight for consumers how its food is grown, as well as the key growing benefits that AeroFarms uniquely brings to the market, setting a new culinary standard with millions of data points to prove it. AeroFarms leafy greens are available at major retail and foodservice customers including Walmart, Whole Foods Market, ShopRite, Amazon Fresh, FreshDirect, and Baldor Specialty Foods.

“Customer demand for our award-winning greens has been accelerating across the United States, and this latest farm expansion will allow us to serve our retail partners and their customers throughout the Midwest,” said David Rosenberg, Co-Founder and Chief Executive Officer of AeroFarms. “Farm development in the Midwest is part of our business model based on our proven success in the Northeast, and as a Certified B Corporation, we are equally excited to be able to create a more sustainable food system in the St. Louis area that has incredibly deep roots in agriculture and is home to an amazing AgTech community as well.”

The STLCEA Coalition was convened by WWF and consists of more than 70 key stakeholders including Greater St. Louis, Inc., Donald Danforth Plant Science Center, University of Arizona - Controlled Environment Agriculture Center, and Schnuck Markets, Inc. In 2020, the Coalition solicited proposals to bring an innovative farm to help advance environmental and social objectives to the St. Louis MO-IL MSA, where sites in both Missouri and Illinois remain under consideration by AeroFarms. After evaluating proposals against a complex matrix, the Coalition had selected AeroFarms due to its proven track record and history of innovation and technology.

“Indoor farming solutions can help us ensure a more resilient and environmentally responsible food system in the future, through decreased water use, reduction of soil erosion and use of pesticides, and lowered food loss and waste, but there are still challenges to overcome,” said Julia Kurnik, Director of Innovation Startups at World Wildlife Fund. “With this project, WWF and the STLCEA Coalition will work with AeroFarms to develop solutions and make sure that as this industry continues to grow, it does so in a way that supports the health of the planet and local communities. We anticipate that the lessons learned from this project can be shared widely, encouraging innovation and replication in cities around the world.”

With 2.8 million people, the St. Louis metro area represents an excellent opportunity for farm development to bring healthy food to an urban population year-round, and given its strategic location is the “gateway” to food retailers throughout the broader Midwest. There is also an incredibly deep science community with more than 14,500 AgTech and bioscience jobs, and more than 1,000 PhDs working in plant science -- one of the highest concentrations in the world.

“For 20 years, St. Louis has cultivated its AgTech assets, shaping them into a world-renowned industry cluster that grows start-ups and sustains developed businesses, supporting them all with research, funding and thoughtful collaboration,” said Steve Johnson, Chief Business Attraction Officer, Greater St. Louis, Inc., and president, AllianceSTL. “AeroFarms represents the next generation of this industry, and we welcome them to the community and look forward to a new phase of growth for the company and for the region.”

About AeroFarms

Since 2004, AeroFarms has been leading the way for indoor vertical farming and championing transformational innovation for agriculture. On a mission to grow the best plants possible for the betterment of humanity, AeroFarms is a Certified B Corporation with global headquarters in Newark, New Jersey. Named one of the World’s Most Innovative Companies by Fast Company two years in a row and one of TIME’s Best Inventions in Food, AeroFarms patented, award-winning indoor vertical farming technology provides the perfect conditions for healthy plants to thrive, taking agriculture to a new level of precision, food safety, and productivity while using up to 95% less water and no pesticides ever versus traditional field farming. AeroFarms enables local production to safely grow all year round, using vertical farming for elevated flavor. In addition, through its proprietary growing technology platform, AeroFarms has grown over 550 varieties and has developed multi-year strategic partnerships ranging from government to major Fortune 500 companies to help uniquely solve agriculture supply chain needs. For additional information, visit: https://aerofarms.com/.

On March 26, 2021, AeroFarms announced a definitive business combination agreement with Spring Valley Acquisition Corp. (Nasdaq: SV). Upon the closing of the business combination, AeroFarms will become publicly traded on Nasdaq under the new ticker symbol "ARFM". Additional information about the transaction can be viewed here: https://aerofarms.com/investors/.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination among Spring Valley and AeroFarms or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “might,” “will,” “estimate,” “continue,” “contemplate,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, including those regarding Spring Valley’s proposed acquisition of AeroFarms and the Special Meeting are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of AeroFarms and Spring Valley and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AeroFarms and Spring Valley. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction or that the approval of the stockholders of Spring Valley or AeroFarms is not obtained; failure to realize the anticipated benefits of the proposed transaction; risks related to the expansion of AeroFarms’ business and the timing of expected business milestones; the effects of competition on AeroFarms’ business; the ability of Spring Valley or AeroFarms to issue equity or equity-linked securities or obtain debt financing in connection with the proposed transaction or in the future, and those factors discussed in Spring Valley’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, final prospectus dated November 25, 2020 and definitive proxy statement/prospectus dated July 26, 2021 under the heading “Risk Factors,” and other documents Spring Valley has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Spring Valley nor AeroFarms presently know, or that Spring Valley nor AeroFarms currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Spring Valley’s and AeroFarms’ expectations, plans, or forecasts of future events and views as of the date of this press release. Spring Valley and AeroFarms anticipate that subsequent events and developments will cause Spring Valley’s and AeroFarms’ assessments to change. However, while Spring Valley and AeroFarms may elect to update these forward-looking statements at some point in the future, Spring Valley and AeroFarms specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s and AeroFarms’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

AeroFarms
Investor Relations:
Jeff Sonnek
ICR
Jeff.Sonnek@icrinc.com
1-646-277-1263

Media Relations:
Marc Oshima
AeroFarms
MarcOshima@AeroFarms.com
1-917-673-4602

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